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Household Finance Corporation
Household Consumer Loan Corporation
Household Consumer Loan Trust 1996-1


Original Principal Class A     638,400,000.00
Number of Class A Bonds            638,400.00
(000's)
Original Principal Class B     136,244,640.00
Number of Class B Bond             136,244.64
(000's)
Original Principal Certificate  25,455,360.00
Number of Certificate Bond          25,455.36
(000's)

                                                  1999 Totals
CLASS A
Principal Distribution                              57,754,900.03
Interest Distribution                               10,404,547.86

CLASS B
Principal Distribution                              28,261,386.57
Interest Distribution                                7,387,505.60

Certificates
Principal Distribution                              14,516,892.73
Interest Distribution                                  924,523.68


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